EXHIBIT 99.4

                                  NOTICE OF GUARANTEED DELIVERY
                                               FOR
                               SUBSCRIPTION CERTIFICATES ISSUED BY
                                   AMERICAN UNITED GLOBAL, INC.

     The notice attached hereto must be used to exercise your Rights pursuant to your Subscription Certificate if you cannot deliver the Subscription Certificate to American United Global, Inc. (sometimes referred to as the "Company") on or prior to 5:00 p.m., New York time, on ____________, 2002. Such notice must be delivered by hand, U.S. Mail, overnight courier or sent by facsimile transmission to American United Global, Inc., and must be received on or prior to 5:00 p.m., New York time, on _______________, 2002, unless the subscription period is extended by the Company, in its sole discretion, for up to an additional 30 days.

     Regardless of the manner of delivery of this notice and subsequently of the Subscription Certificate, payment in full of your subscription price of $666 per Unit must be received in the manner specified in the Prospectus and the instructions to the Subscription Certificate on or prior to 5:00 p.m., New York time, on ____________, 2002, unless the subscription period is extended by the Company, in its sole discretion, for up to an additional 30 days.

     You may deliver this form to American United Global, Inc. by hand, U.S. Mail, overnight courier or facsimile to


                           PMB 549
                           218 Main Street
                           Kirkland Washington, 98033
                           Attention: David M. Barnes, CFO
                           (425) 827-3288

     (You  should  confirm  receipt of all  facsimile  transmissions  by calling
(425) 869-7410.)



DELIVERY OF THE ATTACHED FORM TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:


     The  undersigned  hereby  represents  that  he or  she  is  the  holder  of
Subscription Rights representing _______________ Rights and that such Subscription Rights cannot be delivered to American United Global, Inc. (the "Company"), at or before 5:00 p.m., New York time, on ____________, 2002, or at such later date to which the subscription period may be extended or the Company, in its sole discretion. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Rights represented by the Subscription Certificate in the undersigned's name for an aggregate of up to _________ Unit(s), each Unit consisting of one 7.5% Convertible Secured Promissory Note in the principal amount of $666, and 1,332 shares of common stock of the Company. The undersigned understands that payment of the subscription price of $666 per Unit subscribed for pursuant to the Subscription Rights must be received at or before 5:00 p.m., New York time, on ____________, 2002 , or at such later date to which the subscription period may be extended or the Company, in its sole discretion. The undersigned represents that such payment, in the aggregate amount of $____________, either (check appropriate box):


[    ] is being delivered to the Company herewith or

[ ] has been delivered separately to the Company and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):


     [ ] uncertified check (payment by uncertified check will not be deemed to have been received by the Company until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the expiration date to ensure that such payment clears in a timely fashion).


     [    ] certified check

     [    ] bank draft (cashier's check)


     [    ] U.S. postal money order --


          name of maker ---------------------------------

          Date of check, draft or money order number -------------------------

          Bank on which check is drawn or issuer of money order --------------

          Signature ----------------------------------------------------------

          Name ---------------------------------------------------------------
                              (Please Type or Print)

          Address -----------------------------------------------------------
                                                               (Zip Code)

          Area Code and Tel. No. --------------------------------------------

          Subscription Certificate No(s). (if available) --------------------




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


                              GUARANTY OF DELIVERY

       (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program, guarantees that the undersigned will deliver to American United Global, Inc. the certificate representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Address)

--------------------------------------------------------------------------------
(Area Code and Telephone Number)

Dated: -----------------------------------------------------------------, 2002

--------------------------------------------------------------------------------
(Name of Firm)

--------------------------------------------------------------------------------
(Authorized Signature)


     The institution which completes this form must communicate the guarantee to American United Global, Inc., and must deliver the Subscription Certificate to American United Global within the time period shown herein. Failure to do so could result in a financial loss to such institution.


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